                                  Exhibit 10(d)

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

        THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement") made and entered in to as of this 1st day of April, 2002, by and among BILLY JACK JOHNSON, JR, a resident of the State of Alabama (the "Executive"), FIRST SOUTHERN BANCSHARES, INC., a corporation organized and existing under the laws of the State of Delaware (the "Company"), and FIRST SOUTHERN BANK, a banking corporation organized under the laws of the State of Alabama (the "Bank"); (First Southern Bancshares, Inc. and First Southern Bank are collectively referred to as "First Southern").

                              W I T N E S S E T H:

        WHEREAS, the Bank and Executive entered into an employment agreement dated April 23, 2001 (the "Original Agreement");

        WHEREAS, subject to regulatory approval, the Company and the Bank each desire to appoint the Executive as President, Chief Executive Officer, and a Director, and executive desires to accept such positions with First Southern;

        WHEREAS, the parties to this Agreement desire to amend and restate the Original Agreement, setting forth the terms and conditions of Executive's employment relationship with First Southern.

        NOW, THEREFORE, in consideration of the appointment of the Executive by First Southern as President, Chief Executive Officer, and a Director of First Southern, of the mutual covenants, promises and agreements herein made, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. Employment. First Southern hereby employs Executive's full-time services as President, Chief, Executive Officer and Director of both the Company and the Bank, commencing on the first day that First Southern receives all requisite regulatory approvals (the "Commencement Date"). This Agreement shall be for a term of three years, beginning on the Commencement Date. Executive hereby accepts such employment. Executive shall diligently perform the duties customarily performed by such officer, subject to the authority of the Board, and shall hold and perform all of the responsibilities and duties prescribed by the Board and by the Bylaws of First Southern. During the term of this Agreement, Executive will devote his full time and effort to his duties hereunder, to the exclusion of all other employment or business interests other than passive personal investments, charitable, religious or civic activities.

        2. Base Salary. As compensation for his services to First Southern, First Southern agrees to pay Executive an annual salary of One Hundred Thousand Dollars ($100,000.00) beginning on April 1, 2002. The annual salary shall be paid in equal bi-weekly installments. Payment will be in accordance with First Southern's payroll policies in effect from time to time. Executive's base salary may be adjusted, based on the annual performance reviews provided for in Paragraph 5.

        3. Benefits. First Southern agrees to provide Executive with the following benefits commencing April 1, 2002, or as soon thereafter as practicable, and continuing for so long as Executive is employed under this Agreement or any extension thereof:

        (a) A $350.00 per month cafeteria plan benefit, which may be used by Executive to fund benefits selected by him, including major medical and hospitalization insurance. First Southern shall have the right to obtain a term life insurance policy on the Executive for the benefit of First Southern up to an amount equal to twice his annual salary.

        (b) An annual paid vacation of three weeks.

        (c) Use of a late model automobile to include all operating and maintenance expenses.

        (d) Reimbursement of monthly dues and First Southern related expenses of Executive at Turtle Point Country Club.

        (e) Other benefits as the Board may approve from time to time.

        4 Expenses. Executive is authorized to incur necessary and customary expenses in connection with the business of First Southern, including expenses for entertainment, trade association meetings, travel, promotion and similar matters. First Southern will pay or reimburse Executive, pursuant to First Southern policy, for such expenses upon presentation by Executive of the appropriate records which verify such expenses.

        5. Bonus. First Southern recognizes it is important that Executive have a bonus incentive to encourage accomplishment of specified corporate goals, as identified from time to time by the Board or a duly authorized committee of the Board. The Board shall review Executive's performance against the specified goals at least annually. Executive will be eligible for a bonus of up to 50% of his base salary, based on criteria to be mutually agreed upon by the Board and the Executive.

        6. Stock Options and Stock Incentive Award.

        (a) The Executive shall be eligible to participate in the Stock Option Plan, and Executive during the next thirty days will be issued stock options, subject to the terms of the Stock Option Agreement between the Executive and the Company as provided in Exhibit A, which is attached hereto and incorporated herein by reference.

        (b) The Company hereby grants to Executive an incentive stock bonus of twenty five thousand (25,000) shares of common stock of the Company (the "Stock Bonus"), which Stock Bonus is contingent and shall only be earned as set out below. In the event that the per share price of the Company's common stock, as quoted on the OTC Bulletin Board or on another public market if the Company's stock is not quoted on the OTC Bulletin Board, closes at or above $6.00 per share for ten consecutive trading days at any time from three years from the date hereof to and including April 1, 2007, then the Stock Bonus shall be deemed to be earned by the Executive. The $6.00 per share target price shall be adjusted for stock dividends, stock splits, stock combinations, recapitalization and other similar changes as referenced in Paragraph 5 of the Stock Option Agreement. The ten consecutive trading days requirement noted above will not be met if Executive has, directly or indirectly, purchased any of the Company's common stock during such ten consecutive trading days or during the ten trading days prior to such period.

        7. Severance.

        (a) If Executive becomes disabled or dies, he if his survivors will receive a severance payment in an amount equal to the Executive's annual salary at the time of termination payable in a lump sum upon termination, plus the other benefits described in paragraph 3 for a period of one year.

        (b) If Executive is terminated "for cause" as defined in paragraph 10, Executive will receive no severance payment, and any other benefits described hereunder shall also terminate as of the termination date of employment.

        (c) If Executive is terminated "without cause", Executive will receive a severance payment in an amount equal to the Executive's annual salary at the time of termination payable in a lump sum upon termination, plus the other benefits described in paragraph 3 for a one-year period.

        (d) If Executive terminates his employment as a result of a Change of Control or is terminated as a result of a Change of Control, he will receive a severance payment in an amount equal to two times the Executive's annual salary at the time of termination payable in a lump sum upon termination, plus the other benefits described in paragraph 3 for a two-year period.

        8. Termination. Except for the provisions of paragraphs 11 and 12, which shall continue in full force and effect, this Agreement shall terminate upon the first to occur of the following:

        (a) The death of Executive;

        (b) The permanent disability of Executive, as defined in paragraph 9;

        (c) Termination by First Southern "for cause" as defined in paragraph
    10;

        (d) Termination by First Southern "without cause" or pursuant to a "Change in Control" as defined below. First Southern reserves the right to terminate the Executive at any time.

        (e) Termination by Executive; provided that Executive shall give not less than thirty (30) days' written notice of termination. Upon receipt of notice of intended termination given by Executive, First Southern reserves the right to terminate the Executive's employment effective immediately, provided that in such instance, except in the event of a Change in Control, First Southern shall pay an amount equal to Executive's Base Salary due for the remainder of the thirty (30) day notice period to the termination date, or thirty (30) days, whichever is less.

        (f) The end of the three year term provided for in paragraph 1 hereof.

        Subject to approval from the appropriate bank regulatory authorities, a "Change in Control" shall be deemed to occur upon the happening of any of the following events:

            (i) A sale or other disposition of substantially all of the assets of the Company or the Bank or a sale or disposition of the issued and outstanding common stock of the Company or the Bank in a single transaction or in a series of transactions to a single person or entity or group of affiliated persons or entities; or

            (ii) A merger or consolidation of the Company or the Bank with or into any other entity, if immediately after giving effect to such transaction more than fifty percent (50%) of the issued and outstanding common stock of the surviving entity of such transaction is held by a single person or entity or group of affiliated persons or entities who were not in control of the Company or the Bank prior to such transaction.

        9. Disability. Executive shall be considered to be permanently disabled in the event that (a) Executive shall suffer permanent total disability as that term is defined under the Alabama Workers' Compensation Law as in effect at the time of such disability, and (b) either Executive or First Southern shall have given the other party thirty (30) days' written notice of his or its intention to terminate Executive's employment because of such disability. In the event that Executive and First Southern are in material disagreement regarding Executive's physical or mental condition, First Southern shall authorize a panel of three (3) physicians selected by First Southern to examine Executive to conclusively determine by a majority whether Executive is physically or mentally incapable hereunder.

        10. Termination for Cause. As used in paragraph 8(c), termination "for cause" shall include, termination for Executive's use of illegal non-prescription drugs or drug or alcohol addiction; acts of dishonesty or infidelity; conviction of a felony; habitual neglect of duty; objectionable acts or conduct as determined by First Southern's banking regulators; willful or gross negligence in carrying out the activities for which employed; or in the event that the Executive's performance of his duties does not meet the standards required by the Bank's regulators under the Consent Order or under any replacement order or agreement.

        11. Disclosure of Confidential Information. Executive acknowledges that First Southern possesses certain methods of operation and information concerning its business affairs, including customer lists and other customer information, which are valuable, special and unique assets of its business. Without prior Board approval, Executive agrees not to disclose, during or after the term of his employment, any such information, or any part thereof to any bank, person, firm, corporation, association or other entity for any reason or purpose whatsoever.

        12. Non-Compete/Non-Solicitation.

        (a) It is understood and agreed by parties to this Agreement that under the following conditions, Executive hereby agrees not to directly or indirectly compete with First Southern:

            (i) If Executive voluntarily resigns his position;

            (ii) If there is a Change of Control in the ownership of First Southern; or

            (iii) If Executive is terminated "without cause."

        (b) Executive hereby agrees that in the event of termination pursuant to paragraph 12(a)(i) or (ii), he will not compete with the Bank within the areas of Lauderdale and Colbert counties in Alabama (the "Non-Compete Area") for a period of two years from the date of termination. If the Executive is terminated under paragraph 12(a)(iii), then Executive hereby agrees not to compete within the Non-Compete Area for a period of one year from the date of termination.

        (c) Executive agrees that he will not solicit any of the Bank's employees to leave the services of the Bank for a period of two years from the date of termination. The nonsolicitation provision shall apply to any Bank employee during the period of such employee's employment with the Bank and for a period of 30 days after an employee's termination of employment with the Bank.

        (d) Executive can and may invest or purchase stock in any financial institution. However, Executive may not serve on the Board of Directors of any financial institution other than the Bank or act as a consultant or otherwise influence employees to join said institution during the term of this Agreement and for a period of two (2) years from the date of termination as provided in paragraph 12(a)(i) or (ii) above or for a period of one (1) year from the date of termination as provided in paragraph 12(a)(iii) above.

        13. Assignment. The rights and obligations of First Southern and Executive (except the Executive's obligations to perform services) under this Agreement shall inure to the benefit of and shall be binding upon their respective successors, if any. The rights and obligations of Executive under this Agreement shall inure only to the benefit of Executive and are not assignable by Executive to any other person or entity by virtue of the unique and personal nature of Executive's services. It is agreed among the parties that there shall be no third-party beneficiaries with standing to enforce this Agreement.

        14. Execution of Agreement. The execution of this Agreement by First Southern is subject to authorization and ratification by its Board of Directors at the next scheduled meeting.

        15. Entire Agreement. This Agreement contains the entire agreement between the parties and supersedes all prior discussion, understanding and commitments, whether oral or written. This Agreement cannot be amended or modified except by subsequent written agreement signed by all parties hereto.

        16. Attorney's Fees and Costs.If an action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which he may be entitled.

        17. Controlling Law. This Agreement is being executed in and will be performed in the State of Alabama and shall be construed, controlled and interpreted according to the laws of Alabama.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        THE BANK:


                                        FIRST SOUTHERN BANK

                                        By: /s/ J. Acker Rogers
                                            -----------------------------

                                        Title: Chairman of the Board
                                               --------------------------


                                        THE COMPANY:


                                        FIRST SOUTHERN BANCSHARES, INC.

                                        By: /s/ J. Acker Rogers
                                            -----------------------------

                                        Title: Chairman of the Board
                                               --------------------------


                                        EXECUTIVE:

                                        /s/ Billy Jack Johnson, Jr.
                                        ---------------------------------
                                        Billy Jack Johnson, Jr.

                        AMENDMENT TO EMPLOYMENT AGREEMENT

        This Amendment to Employment Agreement (the "First Amendment") made and entered into as of this 14th day of June, 2002 by and among BILLY JACK JOHNSON, JR., a resident of the State of Alabama (the "Executive), FIRST SOUTHERN BANCSHARES, INC., a corporation organized and existing under the laws of the State of Delaware (the "Company"), and FIRST SOUTHERN BANK, a banking corporation organized under the laws of the State of Alabama (the "Bank"); (First Southern Bancshares, Inc. and First Southern Bank are collectively referred to as "First Southern").

                              W I T N E S S E T H:

        WHEREAS, First Southern And the Executive entered into an Employment Agreement dated April 23, 2001, and amended and restated such Employment Agreement as of April 1, 2002 (the "Employment Agreement"); and

        WHEREAS, the parties desire to amend the Employment Agreement as set forth below.

        NOW THEREFORE, in consideration of the Employment Agreement and of the mutual covenants, promises and agreements made therein and herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. The following paragraph 18 is hereby appended to the end of the Employment Agreement.

        Notwithstanding any other provision of this Agreement, all payments to Executive pursuant to this Agreement shall be subject to the Bank's compliance with 12 CFR 359 regarding Golden Parachute and Indemnification Payments.

        2. Except as provided by this Agreement, the parties hereby ratify and confirm the terms of the Employment Agreement.

        IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                        THE BANK:

                                        FIRST SOUTHERN BANK

                                        By: /s/ J. Acker Rogers
                                            -----------------------------
                                            J. Acker Rogers, Chairman

                                        THE COMPANY

                                        FIRST SOUTHERN BANCSHARES, INC

                                        By: /s/ J. Acker Rogers
                                            -------------------------------
                                            J. Acker Rogers, Chairman


                                        EXECUTIVE:

                                        /s/ Billy Jack Johnson, Jr.
                                        -----------------------------------
                                        BILLY JACK JOHNSON, JR.

                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

         This Second Amendment to Employment Agreement (the "Second Amendment") made and entered into as of this 30th day of July, 2002 by and between BILLY JACK JOHNSON, JR., a resident of the State of Alabama (the "Executive") and FIRST SOUTHERN BANK, a banking corporation organized under the laws of the State of Alabama ("First Southern").

                              W I T N E S S E T H:

         WHEREAS, First Southern and the Executive entered into an Employment Agreement dated April 23, 2001 (the "Employment Agreement"); and

         WHEREAS, the parties desire to amend the Employment Agreement as set forth below.

         NOW THEREFORE, in consideration of the Employment Agreement and of the mutual covenants, promises and agreements made therein and herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Paragraph 7 is hereby amended to delete paragraphs (c) and (d).

         2. Except as provided by this Amendment, the parties hereby ratify and confirm the terms of the Employment Agreement.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                        THE BANK

                                        FIRST SOUTHERN BANK

                                        By: /s/ J. Acker Rogers
                                            --------------------------------

                                        Name: J. Acker Rogers
                                              ------------------------------

                                        Title: Chairman of the Board
                                               -----------------------------

                                        EXECUTIVE:

                                        /s/ Billy Jack Johnson, Jr.
                                        ------------------------------------
                                        BILLY JACK JOHNSON, JR.